Exhibit 15.1

Awareness of Independent Registered Public Accounting Firm

We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of Simmons First National Corporation (Company) of our reports dated May 7, 2024, and August 6, 2024, included with the Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ Forvis Mazars, LLP

Little Rock, Arkansas

August 23, 2024